Exhibit 99.1

WMIH CORP. DECLARES SEMIANNUAL DIVIDEND ON
SERIES B CONVERTIBLE PREFERRED STOCK

SEATTLE – May 11, 2018 – The Board of Directors of WMIH Corp. (NASDAQ: WMIH) (“WMIH”) declared a semiannual common stock dividend on its 5.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The dividend will be payable in shares of WMIH’s common stock, par value $0.00001 per share (the “Common Stock”), on June 15, 2018 to holders of record of Series B Preferred Stock at the close of business on May 21, 2018. The number of shares of Common Stock per share that will be paid on June 15, 2018 will be calculated at a rate of 5.00% per annum, pursuant to WMIH’s Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment.

About WMIH Corp.

WMIH Corp.’s (NASDAQ: WMIH), formerly known as Washington Mutual, Inc., operations consist primarily of WM Mortgage Reinsurance Company, Inc. (“WMMRC”), a wholly owned subsidiary of the Company that is domiciled in Hawaii. The Company’s primary business is a legacy reinsurance business that is currently operated in runoff mode by WMMRC. Additional information regarding WMIH may be found at www.wmih-corp.com.

Company Contact:

Helen Grayson

206-922-2957

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements concerning dividend payments on the Series B Preferred Stock. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in WMIH’s Form 10-K for the year ended December 31, 2017 under Risk Factors in Part I, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and WMIH believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and WMIH is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which WMIH has filed or will file from time to time with the SEC.